NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT OF
CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


     Time:    9:00 A.M.
              Thursday
              April 22, 1999


     Place:   One Ameren Plaza
              1901 Chouteau Avenue
              St. Louis, Missouri



IMPORTANT

     Admission to the meeting will be by ticket only. If you plan to attend, please check the appropriate box on the proxy. Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.




     Please vote, date, sign, and return the enclosed proxy in the accompanying reply envelope even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

         CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


     We will hold the Annual Meeting of Stockholders of Central Illinois Public Service Company at the principal executive offices of Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri, on Thursday, April 22, 1999, at 9:00 A.M., for the purposes of

     (1)  electing directors of the Company for terms ending in April 2000; and

     (2)  acting on other proper business presented to the meeting.

     If you owned shares of the Company's capital stock at the close of business on March 5, 1999, you are entitled to vote at the meeting and at any adjournment thereof.

     To assure that your shares are represented at this meeting, please vote, date, sign, and return the enclosed proxy in the enclosed envelope. The prompt return of your proxy will reduce expenses.

By order of the President and the Board of Directors.


                               STEVEN R. SULLIVAN
                               Secretary


St. Louis, Missouri
March 30, 1999

PROXY STATEMENT OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(First sent or given to stockholders March 30, 1999)

Principal Executive Offices:
607 East Adams Street, Springfield, Illinois 62739

     The enclosed proxy is solicited by the Board of Directors of Central Illinois Public Service Company, d/b/a AmerenCIPS ("CIPS" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 22, 1999, and at any adjournment thereof.

     As a result of a merger effective December 31, 1997 (the "Merger"), the Company, Union Electric Company, d/b/a AmerenUE ("Union Electric"), and Ameren Services Company are the principal subsidiaries of Ameren Corporation ("Ameren").

                            VOTING

     Only stockholders of record at the close of business on the Record Date, March 5, 1999, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 25,452,373 shares of Common Stock, all of which were owned by Ameren, and 800,000 shares of Cumulative Preferred Stock of various series. In order to conduct the meeting, a majority of the outstanding shares entitled to vote must be represented. Each stockholder is entitled to one vote, for each share of stock of the Company (whether common or preferred) held, on each matter submitted to a vote at the meeting, except that in the election of directors, each stockholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by such stockholder, or such votes may be distributed among any two or more nominees. The proxies seek discretionary authority to cast cumulative votes in the election of directors.

     A proxy can be revoked by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.

     Returned proxies which are properly marked and signed will be voted as directed. If you sign the proxy but do not make specific choices, your shares will be voted as recommended by the Board -- FOR the Board's nominees for Director. On any other matters, the named proxies will use their discretion.

     In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

     Holders of depositary shares ("Depositary Shares") representing one-quarter of one share of 6.625% Cumulative Preferred Stock of the Company will receive a form of proxy so that they may instruct Ameren Services Company, as depository agent, as to the manner of voting such Depositary Shares. The depository agent will vote whole shares of 6.625% Cumulative Preferred Stock based on those instructions from holders of Depositary Shares.

     The Board of Directors has adopted a confidential voting policy for proxies.

                             ITEMS TO BE CONSIDERED

Item (1):  Election of Directors

     Five directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors, all of whom are executive officers of the Company or its affiliates, are listed below with information about their principal occupations and backgrounds.

     In February 1999, the Board of Directors amended the Company's By-Laws to provide that the Board shall consist of a minimum of four and a maximum of nine directors. Effective with the 1999 Annual Meeting, the Board will consist of five directors.

PAUL A. AGATHEN

Senior Vice President - Energy Supply Services of Ameren Services Company. Mr. Agathen was employed by Union Electric in 1975 as an attorney. He was named General Attorney of Union Electric in 1982, Vice President, Environmental and Safety in 1994 and Senior Vice President in 1996. He was elected to his present position at Ameren Services Company upon the Merger. Director of the Company since 1997. Other directorships: Union Electric (since 1998). Age: 51.

WARNER L. BAXTER

Controller of the Company and Vice President and Controller of Ameren, Union Electric and Ameren Services Company. From 1983 to 1995, Mr. Baxter was employed by Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Baxter joined Union Electric in 1995 as Assistant Controller. He was promoted to Controller of Union Electric in 1996 and was elected Vice President and Controller of Union Electric, Ameren and Ameren Services Company in 1998. He was elected Controller of the Company in 1998. Age: 37.

DONALD E. BRANDT

Senior Vice President - Finance of Ameren and Senior Vice President - Finance and Corporate Services of Union Electric and Ameren Services Company. Mr. Brandt worked for Price Waterhouse (now PricewaterhouseCoopers LLP) from 1975 until his appointment as Controller of Union Electric in 1983. He was elected Vice President of Union Electric in 1985 and Senior Vice President in 1988. He was elected to his present positions at Ameren and Ameren Services Company upon the Merger. Director of the Company since 1997. Other directorships: Union Electric (since 1998); Huntco, Inc.; The ARCH Fund, Inc. Age: 44.

CHARLES W. MUELLER

Chairman, President and Chief Executive Officer of Ameren and President and Chief Executive Officer of Union Electric and Ameren Services Company. Mr. Mueller began his career with Union Electric in 1961 as an engineer. He was named Treasurer in 1978, Vice President-Finance in 1983, Senior Vice President-Administrative Services in 1988, President in 1993 and Chief Executive Officer in 1994. Mr. Mueller was elected Chairman of Ameren and President and Chief
Executive Officer of Ameren and Ameren Services Company upon the Merger. Director of the Company since 1997. Mr. Mueller is Deputy Chairman of the Federal Reserve Bank of St. Louis. Other directorships: Ameren (since 1997); Union Electric (since 1993); Angelica Corporation. Age: 60.

GARY L. RAINWATER

President and Chief Executive Officer of the Company. Mr. Rainwater was elected Executive Vice resident of the Company in January 1997 and was named to his present position in December 1997. Before joining the Company he worked for Union Electric for 17 years and was elected a vice president in 1993. Director of the Company since 1997. Other directorships: Union Electric (since 1998).
Age: 52.

     The five nominees for director who receive the most votes will be elected.

     The Board of Directors knows of no reason why any nominee will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

     During 1998, the Board of Directors met five times. All nominees attended all of the meetings of the Board for which they were eligible and of the Board Committee of which they were members.

     Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting.

     Board Committees - The Board of Directors has an Executive Committee which has such duties as may be delegated to it from time to time by the Board. The members of the Executive Committee are Messrs Brandt, Mueller and Rainwater. The Executive Committee met once in 1998.

     The Board does not have any standing committees other than the Executive Committee. The Board committees of the Company's parent, Ameren, perform committee functions for the Company's Board.

     Directors' Compensation - All nominees for director are executive officers of Ameren or its subsidiaries, and they do not receive compensation for their services as a director. During 1998, non-employee directors received an annual retainer of $16,000.

Item (2): Other Matters

     The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.


                               SECURITY OWNERSHIP

Securities of the Company

     All of the outstanding shares of the Company's Common Stock are owned by Ameren. Of the 800,000 shares of the Company's outstanding Cumulative Preferred Stock, an aggregate of eight shares were owned by all directors and executive officers of the Company as a group as of February 1, 1999.



Securities of Ameren
                                                   Shares of Common Stock
                                                          of Ameren
                                                  Beneficially Owned<F1><F2>
              Name                                 as of February 1, 1999
              ----                                 ----------------------
       Paul A. Agathen                                     10,820
       Donald E. Brandt                                     9,370
       Warner L. Baxter                                     2,583
       James T. Birkett                                     2,853
       William A. Koertner                                  4,505
       Michael J. Montana                                   3,106
       Gilbert W. Moorman                                   1,148
       Charles W. Mueller                                  30,383
       Gary L. Rainwater                                    3,060


       All Directors and executive officers as a group     76,505

       <F1>Includes shares held jointly. Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 6,400; Mr. Baxter, 2,500; Mr. Brandt, 8,150; Mr. Montana, 2,100; and
           Mr. Mueller, 22,175. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership.

       <F2>Shares beneficially owned by all directors, nominees for director and executive officers in the aggregate do not exceed one percent of any class of equity securities outstanding.


                             EXECUTIVE COMPENSATION

Ameren Corporation Human Resources Committee Report on Executive Compensation for 1998

     Ameren Corporation and its subsidiaries' (collectively referred to as "Ameren") goal for executive salaries is to approximate the median of the range of salaries paid by similarly-situated companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee's salary decisions with respect to the five highest paid officers of Ameren Corporation and each principal subsidiary are subject to approval by such company's Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the executive compensation program, which are:

     o   Base salary,

     o   A performance-based incentive plan, and

     o   Long-term stock-based awards.

     First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similarly-situated companies. Such considerations are subjective, and specific measures are not used in the review process.

     The  second   component  of  the  executive   compensation   program  is  a
performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 1998, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. If EPS reaches at least the minimum target level, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the minimum target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-37% of base salary. For 1998, actual payments ranged from 29% to 36% of base salary.

     The third component of the 1998 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual
Meeting and provides for the grant of options, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similarly-situated companies.

     In determining the reported 1998 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committe considered and applied the factors discussed above. Further, the reported compensation reflects an above-average level of achievement in attaining 1998 EPS. Authorized salaries for the Company's executive officers fell within the ranges of those paid by similarly-situated companies.


                                    /s/ John Peters MacCarthy, Chairman
                                    Thomas A. Hays
                                    Robert H. Quenon
                                    Gordon R. Lohman


Compensation Tables

         The following tables contain compensation information, for the periods indicated, for (a) the President and Chief Executive Officer of the Company, (b) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 1998 and (c) W. A. Koertner, who resigned as Vice President, Chief Financial Officer and Secretary of the Company in November 1998.


                           SUMMARY COMPENSATION TABLE
                                                           Long-Term
                                                         Compensation
                                                         ------------
                                       Annual             Securities    All Other
      Name and                     Compensation           Underlying    Compen-
 Principal Position     Year    Salary ($)   Bonus ($)    Options(#)    sation($)
 ------------------     ----    ----------   ---------    ----------    ---------

G.L. Rainwater,         1998     325,000      93,000        25,800           66<F1>
President and Chief     1997     246,000         -             -            134
Executive Officer<F2>   1996     146,000      32,000         2,500        4,160

W.A. Koertner           1998     180,000         -           9,700        1,256<F1><F3>
Vice President,         1997     198,000         -             -             -
Chief Financial         1996     190,000      45,000           -             -
Officer and Secretary

G.W. Moorman            1998     175,500      29,000         9,700        1,703<F1>
Vice                    1997     169,000         -             -             -
President-Regional      1996     162,000      35,000           -             -
Operations

J.T. Birkett            1998     170,500      30,000         9,700        1,659<F1>
Vice President -        1997     162,000         -             -             -
Power Operations        1996     150,000      35,000           -             -

M.J. Montana            1998     160,000      28,000         9,700       15,865<F1>
Vice President-         1997     154,000      24,000         3,400       13,409
Supply Services; and    1996     146,000      26,000         2,500       12,655
Vice
President-Supply
Services, Union
Electric and Ameren
Services Company<F4>

W.L. Baxter             1998     157,000     35,000          9,700        2,753<F1>
Controller; and Vice    1997     143,000     28,000          3,400        2,318
President and           1996     129,000     29,000          2,500          224
Controller, Ameren,
Union Electric and
Ameren Services
Company<F4>

      <F1>Amounts include (a) matching  contributions to the 401(k) plan and (b)
          above-market earnings on deferred compensation, as follows:

                                            (a)          (b)
          G. L. Rainwater                    -        $    66

          W.A. Koertner                $   1,256          -

          G.W. Moorman                     1,667           36

          J.T. Birkett                     1,659          -

          M.J. Montana                     4,369       11,496

          W.L. Baxter                      2,029          724

      <F2>Amounts paid to Mr.  Rainwater  for periods  prior to January 13, 1997 are compensation earned as an employee of Union Electric.
      <F3>Mr.  Koertner  received a payment of $350,000 in  connection  with his resignation from the Company.
      <F4>Includes  compensation  received  as an  officer  of  Ameren  and its subsidiaries including the Company.



                              OPTION GRANTS IN 1998

                     Number of   % of Total                             Grant
                      Shares      Options                                Date
                    Underlying   Granted to    Exercise                 Present
                     Options     Employees      Price     Expiration    Value<F2>
       Name         Granted<F1>   in 1998       ($/Sh)       Date         ($)
       ----         ----------    -------       ------       ----         ---

G.L. Rainwater        25,800        3.68         39.25      4/28/08    127,968

W.A. Koertner          9,700        1.38          9.25      4/28/08     48,112

G.W. Moorman           9,700        1.38          3.25      4/28/08     48,112

J.T. Birkett           9,700        1.38         39.25      4/28/08     48,112

M. J. Montana          9,700        1.38         39.25      4/28/08     48,112

W. L. Baxter           9,700        1.38         39.25      4/28/08     48,112


   <F1>Options vest 25% annually beginning April 28, 2000.

   <F2>The  Grant  Date  Present  Values  were  determined  using the   binomial
       option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 17.63%, dividend yield of 6.55%, risk-free interest rate of 6.01%, and a vesting restrictions discount rate of 3% per year over the five-year vesting period. The Grant Date Present Value calculation is presented in accordance with SEC proxy requirements, and the Company has no way to determine whether the pricing model can properly determine the value of an option. There is no assurance that the value, if any, that may be realized will be at or near the value estimated by the model. No value will be realized by the optionee unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.



                       AGGREGATED OPTION EXERCISES IN 1998
                               AND YEAR-END VALUES


                        Shares                         Number of
                      Acquired      Value    Shares Underlying Unexercised      Value of In-the-Money
                         on        Realized       Options At Year End(#)        Options At Year End($)
         Name        Exercise(#)     ($)       Exercisable   Unexercisable    Exercisable   Unexercisable
         ----        ----------      ---       -----------   -------------    -----------   -------------

G.L. Rainwater            -           -             -           25,800             -            81,433

W. A. Koertner            -           -             -              -               -               -

G.W. Moorman              -           -             -            9,700             -            30,616

J. T. Birkett             -           -             -            9,700             -            30,616

M.J. Montana              -           -           1,675         16,025           6,858          50,755

W.L. Baxter               -           -           1,025         15,375           2,763          46,660


Ameren Retirement Plan

     Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).


                                               Transition Credit
  Participant's Age     Regular Credit for      or Pensionable
  on December 31      Pensionable Earnings<F1>     Earnings      Total Credits
  --------------      --------------------         --------      -------------

  Less than 30                 3%                     1%               4%

  30 to 34                     4%                     1%               5%

  35 to 39                     4%                     2%               6%

  40 to 44                     5%                     3%               8%

  45 to 49                     6%                    4.5%             10.5%

  50 to 54                     7%                     4%               11%

  55 and over                  8%                     3%               11%

  <F1>An additional  regular credit of 3% is received for  pensionable  earnings above the Social Security wage base.


     These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bonds for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

     In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. Supplemental plans are maintained by Ameren, Union Electric and CIPS to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. Such plans are unfunded and are not qualified plans under the Internal Revenue Code. CIPS makes contributions to an irrevocable trust to provide funds to assist in meeting its liabilities under its supplemental plan.

      The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each executive officer listed if he were to retire at age 65 at his 1998 base salary and annual bonus, and payments were made in the form of a single life annuity.


          Name                 Year of 65th Birthday       Estimated Annual Benefit
          ----                 ---------------------       ------------------------

          G.L. Rainwater              2011                         $156,000

          W.A. Koertner<F1>           2014                           71,000

          G.W. Moorman                2008                          127,000

          J.T. Birkett                2002                           74,000

          M.J. Montana                2011                          137,000

          W.L. Baxter                 2026                          108,000

         <F1>Terminated employment in 1998.  The amount  shown is his  estimated annual benefit payable at age 65 with interest.


     CIPS maintains a Supplemental Executive Retirement Plan solely for the purpose of providing retirement benefit payments to Mr. Rainwater in addition to payments under the Ameren Retirement Plan. This Plan is unfunded and is not a qualified plan under the Internal Revenue Code. Such benefits are included in the above table.

Change of Control Severance Plan

     Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including current officers of the Company named in the Summary Compensation Table, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a "change of control." A "change of control" occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors.

     Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.

                             INDEPENDENT ACCOUNTANTS

     The Company has not selected its independent accountants for 1999. This selection is expected to be made by the Board of Directors of Ameren Corporation after the Auditing Committee of that Board has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recommend to that Board for its approval the selection of independent accountants for 1999 and the fees to be paid for the regular annual audit.

     PricewaterhouseCoopers LLP served as the Company's independent accountants in 1998. Representatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Prior to the 1997 Merger, Arthur Andersen LLP served as the Company's independent accountants for many years.

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                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the Company's 2000 Annual Meeting of Stockholders must be received by December 1, 1999.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Form 3, Initial Statement of Beneficial Ownership of Securities, filed by Thomas R. Voss pursuant to Section 16(a) of the Securities Exchange Act of 1934 was not filed on a timely basis. Mr. Voss was elected Vice President-Regional Operations of the Company on July 1, 1998. The Company is not aware of any other reports on Form 3, Form 4 or Form 5 under such Act that were not filed on a timely basis.

                                  MISCELLANEOUS

     In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.

                                  _____________


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